Exhibit 21.1
Griffin-American Healthcare REIT III, Inc.
List of Subsidiaries
As of March 19, 2015

Griffin-American Healthcare REIT III Holdings, LP (Delaware)
GAHC3 Acworth GA MOB, LLC (Delaware)
GAHC3 Batesville MS ALF, LLC (Delaware)
GAHC3 Bennington NE ALF TRS Sub, LLC (Delaware)
GAHC3 Bethlehem PA ILF TRS Sub, LLC (Delaware)
GAHC3 Bethlehem PA ILF, LLC (Delaware)
GAHC3 Boyertown PA ALF TRS Sub, LLC (Delaware)
GAHC3 Bronx NY MOB, LLC (Delaware)
GAHC3 Carolina Commons SC MOB, LLC (Delaware)
GAHC3 Clemmons NC ALF, LLC (Delaware)
GAHC3 Cleveland MS ALF, LLC (Delaware)
GAHC3 Columbus OH MOB, LLC (Delaware)
GAHC3 Delta Valley ALF Portfolio, LLC (Delaware)
GAHC3 Durango CO Medical Center, LLC (Delaware)
GAHC3 East Texas MOB Portfolio, LLC (Delaware)
GAHC3 Elkhart IN ALF TRS Sub, LLC (Delaware)
GAHC3 Elkhart IN ILF TRS Sub, LLC (Delaware)
GAHC3 Friendswood TX MOB, LLC (Delaware)
GAHC3 Glen Burnie MD MOB, LLC (Delaware)
GAHC3 Hobart IN ALF TRS Sub, LLC (Delaware)
GAHC3 Huntersville NC ALF, LLC (Delaware)
GAHC3 Independence MOB Portfolio, LLC (Delaware)
GAHC3 Keller TX MOB, LLC (Delaware)
GAHC3 King of Prussia PA MOB, LLC (Delaware)
GAHC3 Kingwood MOB Portfolio, LLC (Delaware)
GAHC3 Kingwood TX MOB I, LLC (Delaware)
GAHC3 Kingwood TX MOB II, LLC (Delaware)
GAHC3 LaPorte IN ALF TRS Sub, LLC (Delaware)
GAHC3 Lee's Summit MO MOB, LLC (Delaware)
GAHC3 Lithonia GA MOB, LLC (Delaware)
GAHC3 Longview TX Occupational MOB, LLC (Delaware)
GAHC3 Longview TX CSC MOB, LLC (Delaware)
GAHC3 Longview TX Institute MOB, LLC (Delaware)
GAHC3 Longview TX Medical Plaza, LLC (Delaware)
GAHC3 Longview TX Outpatient MOB I, LLC (Delaware)
GAHC3 Longview TX Outpatient MOB II, LLC (Delaware)
GAHC3 Marietta GA MOB, LLC (Delaware)
GAHC3 Marshall TX MOB, LLC (Delaware)
GAHC3 Mishawaka IN ALF TRS Sub, LLC (Delaware)
GAHC3 Mooresville NC ALF, LLC (Delaware)
GAHC3 Morristown NJ MOB, LLC (Delaware)
GAHC3 Mount Dora FL MOB, LLC (Delaware)
GAHC3 Mount Olympia MOB Portfolio, LLC (Delaware)
GAHC3 Mt. Juliet TN MOB, LLC (Delaware)
GAHC3 Nebraska Senior Housing Portfolio (Delaware)
GAHC3 Niles MI ALF TRS Sub, LLC (Delaware)

Griffin-American Healthcare REIT III, Inc.
List of Subsidiaries — (Continued)
As of March 19, 2015

GAHC3 North Carolina ALF Portfolio, LLC (Delaware)
GAHC3 North Raleigh NC ALF, LLC (Delaware)
GAHC3 NS Mezz A, LLC (Delaware)
GAHC3 Olympia Fields IL MOB, LLC (Delaware)
GAHC3 Omaha NE ALF TRS Sub, LLC (Delaware)
GAHC3 Orange Star Medical Portfolio, LLC (Delaware)
GAHC3 Paoli PA Medical Plaza, LLC (Delaware)
GAHC3 Pennsylvania Senior Housing Portfolio, LLC (Delaware)
GAHC3 Premier Novi MI MOB, LLC (Delaware)
GAHC3 Somerville MA MOB, LLC (Delaware)
GAHC3 Southgate KY MOB, LLC (Delaware)
GAHC3 Southlake TX Hospital, LLC (Delaware)
GAHC3 Springdale AR ALF, LLC (Delaware)
GAHC3 Stockbridge GA MOB, LLC (Delaware)
GAHC3 TRS Mountain Crest Holdings, LLC (Delaware)
GAHC3 TRS Pennsylvania Holdings, LLC (Delaware)
GAHC3 TRS Rotary Holdings, LLC (Delaware)
GAHC3 Verona NJ MOB, LLC (Delaware)
GAHC3 Wake Forest NC ALF, LLC (Delaware)
GAHC3 Wharton TX MOB, LLC (Delaware)
GAHC3 Wichita KS MOB, LLC (Delaware)
GAHC3 York PA ALF TRS Sub, LLC (Delaware)